UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       April 16, 2009

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

1150 First Ave., Suite 501, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

(484) 690-1520
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2009 the Board of Directors of Tekni-Plex, Inc. (the “Company“) approved an amendment to the Company's 2008 Stock Option Plan. The amendment increased the total number of shares of Company common stock in respect of which stock options may be granted under the Company's 2008 Stock Option Plan by 70,000 shares to a total of 420,000 shares.

The above description of the amendment to the Company's 2008 Stock Option Plan is not intended to be complete and is qualified in its entirety by reference to the Company's 2008 Stock Option Plan, as amended. The 2008 Stock Option Plan, the First Amendment to the 2008 Stock Option Plan and the Form of Stock Option Agreement are filed as Exhibits 10.1-10.3 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2008 Stock Option Plan
10.2	First Amendment to the 2008 Stock Option Plan
10.3	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  April 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	2008 Stock Option Plan
10.2	First Amendment to the 2008 Stock Option Plan
10.3	Form of Stock Option Agreement